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                                                                   Exhibit 10.7

                             PARENT VOTING AGREEMENT


         This Parent Voting Agreement ("AGREEMENT") is made and entered into as of January 19, 1999, between Excite, Inc., a Delaware corporation (the "COMPANY"), At Home Corporation, a Delaware corporation ("PARENT") and the undersigned stockholder ("STOCKHOLDER") of Parent.

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Parent, the Company and Countdown Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization, dated as of January 19, 1999 (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Series A Common Stock of Parent on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         B. Stockholder is the record holder of such number of outstanding shares of Series A Common Stock and Series B Common Stock of Parent as is indicated on the final page of this Agreement.

         C. As a material inducement to enter into the Merger Agreement, the Company desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined below) and other such shares of capital stock of the Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1.  Agreement to Vote Shares.

             1.1  Definitions. For purposes of this Agreement:

         "SHARES" shall mean all issued and outstanding shares of Series A Common Stock and Series B Common Stock of Parent owned of record or beneficially (over which beneficially-owned shares Stockholder exercises voting power) by Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at the meeting of the stockholders of Parent called for the purpose of voting on the matters referred to in Section 1.2, or (b) to take action by written consent of the stockholders of Parent with respect to the matters referred to in Section 1.2. Stockholder agrees that any shares of Series A Common Stock or Series B Common Stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership


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(over which beneficially-owned shares Stockholder exercises voting power) after the execution of this Agreement and prior to the date of termination of this Agreement shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

         "SUBJECT SECURITIES" shall mean: (i) all securities of Parent (including all shares of Series A Common Stock and Series B Common Stock of Parent and all options, warrants and other rights to acquire shares of Series A Common Stock or Series B Common Stock of Parent) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Series A Common Stock and Series B Common Stock of Parent and all additional options, warrants and other rights to acquire shares of Series A Common Stock or Series B Common Stock of Parent) of which Stockholder acquires ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to
Section 3 below or the record date (the "RECORD DATE") for the meeting at which stockholders of Parent are asked to vote upon (i) the issuance of shares of Series A Common Stock of Parent pursuant to the Merger and (ii) an amendment to the introductory paragraph and paragraphs (a) and (c) of Article IV of Parent's Amended and Restated Certificate of Incorporation in the Form attached hereto as Exhibit A (collectively the "PARENT STOCKHOLDER PROPOSALS").

         Stockholder shall be deemed to have effected a "Transfer" of a security if Stockholder directly or indirectly: (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein. Stockholder shall not be deemed to have effected a "Transfer" of a security by virtue of (i) it or any member of its Stockholder Group (as such term is defined in that certain Amended and Restated Stockholders' Agreement, dated August 1, 1996, among Parent and the parties indicated therein, as subsequently amended (the "STOCKHOLDERS AGREEMENT")) entering into a merger, consolidation or other business combination of any nature with another entity or entities, including, without limitation, in connection with the proposed merger of Tele-Communications, Inc. with a subsidiary of AT&T Corp. or as part of any restructuring activities contemplated in connection therewith or (ii) any Transfer made pursuant to the requirements of the Stockholders Agreement.

               1.2 Agreement to Vote Shares. Until the termination of this Agreement pursuant to Section 3 below, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall cause the Shares to be voted in favor of approval of the Parent Stockholder Proposals.

               1.3 No Transfer of Subject Securities. Until the earlier of termination of this Agreement pursuant to Section 3 below or the Record Date, except as may be


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required by (i) the foreclosure on any encumbrance secured by such Subject
Securities as of the date hereof, (ii) court order or (iii) the Stockholders Agreement, Stockholder agrees not to (a) take any action that would have the effect of converting shares of Series B Common Stock into shares of Series A Common Stock of Parent or reducing the voting power of the Series B Common Stock vis-a-vis the Series A Common Stock of Parent or (b) Transfer any of the Subject Securities, unless each transferee to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be Transferred shall have executed a counterpart of this Agreement and agreed in writing to hold such Subject Securities (or interest in any of such Subject Securities) subject to all of the terms and provisions of this Agreement; provided that no Transfer may be made that would have any of the effects described in clause (a) of this
Section 1.3.

         2. Representations and Warranties of the Stockholder. Stockholder (i) is the record owner of the shares of Series A Common Stock and Series B Common Stock of Parent indicated on the final page of this Agreement, which, except as set forth in the Stockholders Agreement, at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement; and (ii) has full corporate power and authority to make, enter into and carry out the terms of this Agreement.

         3. Termination. This Agreement shall terminate and shall have no further force or effect as of the first to occur of (i) September 30, 1999, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (iii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof,
(iv) the first meeting of the Company's stockholders at which the Merger is considered and not approved or (v) any breach by a party other than Parent of any of the Company Voting Agreements.

         4. Indemnification. In the event of any litigation or claim in connection with the Merger or this Agreement, Parent will indemnify and hold Stockholder and AT&T Corp. and their respective directors, officers and affiliates harmless against all losses, liabilities and expenses, including reasonable attorneys' fees (collectively, "LOSSES"), incurred in connection with such litigation or claim, unless such Losses result from the breach by Stockholder of this Agreement.

         5.  Miscellaneous.

             5.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

             5.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically


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provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

             5.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

             5.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

             5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

             If to the Company:  Excite, Inc.
                                 555 Broadway
                                 Redwood City, California 94063
                                 Attn: General Counsel

             With a copy to:     Fenwick & West
                                 Two Palo Alto Square
                                 Palo Alto, California 94306
                                 Attn: Mark Stevens

             If to Parent:       At Home Corporation
                                 425 Broadway
                                 Redwood City, California 94063
                                 Attn: Vice President, General Counsel


             With a copy to:     Wilson Sonsini Goodrich & Rosati, P.C.
                                 650 Page Mill Road
                                 Palo Alto, California 94304
                                 Attn: Larry W. Sonsini, Esq.
                                       Marty Korman, Esq.

             and a copy to:      Baker & Botts, L.L.P.
                                 599 Lexington Avenue
                                 New York, New York 10022-6030
                                 Attn: Frederick H. McGrath


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             If to Stockholder:  To the address for notice set forth on the last page hereof.

             With a copy to:     Wilson Sonsini Goodrich & Rosati, P.C.
                                 650 Page Mill Road
                                 Palo Alto, California 94304
                                 Attn: Larry W. Sonsini, Esq.
                                       Marty Korman, Esq.

             and a copy to:      Baker & Botts, L.L.P.
                                 599 Lexington Avenue
                                 New York, New York 10022-6030
                                 Attn: Frederick H. McGrath

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

               5.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

               5.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, both oral and written, between the parties with respect to such subject matter.

               5.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               5.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


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                                    Exhibit A
                        (To the Parent Voting Agreement)



                                   ARTICLE IV
                                AUTHORIZED STOCK

         "The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred sixty million six hundred fifty nine thousand seven hundred seven (260,659,707) shares, of which two hundred fifty one million nine thousand seven hundred seven (251,009,707) shares shall be common stock with a par value of $.01 per share ("COMMON STOCK"), and nine million six hundred fifty thousand (9,650,000) shares shall be preferred stock with a par value of $.01 per share ("PREFERRED STOCK"). Said shares of Common Stock and Preferred Stock shall be divided into the following series:"

         "(a) Two hundred thirty three million (233,000,000) shares of Common Stock shall be of a series designated as "SERIES A COMMON STOCK"; provided, however, that of such authorized shares of Series A Common Stock, fifteen million four hundred thousand (15,400,000) shares are hereby reserved for issuance upon conversion of shares of Series B Common Stock and shall only be issued upon conversion of such shares of Series B Common Stock, and two million six hundred nine thousand seven hundred seven (2,609,707) shares are hereby reserved for issuance upon conversion of shares of Series K Common Stock and shall only be issued upon conversion of such shares of Series K Common Stock;"

         "(c) Two million six hundred nine thousand seven hundred seven (2,609,707) shares of Common Stock shall be of a series designated as "SERIES K COMMON STOCK"; and"

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         IN WITNESS WHEREOF, the parties have caused this Parent Voting
Agreement to be duly executed on the date and year first above written.

                                            EXCITE, INC.

                                            By:

                                            Name:

                                            Title:


                                            AT HOME CORPORATION

                                            By:

                                            Name:

                                            Title:


                                            STOCKHOLDER:

                                            By:

                                            Name:

                                            Title:

                                            Stockholder's Address for Notice:



                                                  Outstanding Shares of Series
                                            A Common Stock of Parent

                                                  Outstanding Shares of Series B
                                            Common Stock of Parent

***PARENT VOTING AGREEMENT***